FORM OF

 VOTING INSTRUCTION CARD                                 VOTING INSTRUCTION CARD
                        ALLIANCEBERNSTEIN VARIABLE PRODUCTS
                                SERIES FUND, INC.
           VOTING INSTRUCTIONS FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 15, 2005
                    1345 AVENUE OF THE AMERICAS, 39TH FLOOR,
                NEW YORK, NEW YORK, 10105, 3:00 P.M. EASTERN TIME

[Insurance Company Name if Needed]

This Voting Instruction Card is solicited by your insurance company (the "Company") for its contractholders and contract participants who hold unit values in the separate account of the Company that invests in the above named fund (the "Fund") and who are entitled to instruct the Company on how to vote shares held by separate account.

The undersigned contractholder or contract participant instructs the Company to vote, at the annual meeting and at any adjournments or postponements thereof (the "Meeting"), all shares of the Fund attributable to his or her contract or interest therein as directed. The undersigned acknowledges receipt of the Fund's Notice of Annual Meeting and accompanying Proxy Statement (the terms of each of which are incorporated by reference herein).

If you sign below but do not mark instructions, the Company will vote all shares of the Fund attributable to your account value "FOR" each of the nominees for director and "FOR" each of the other proposals as described in the Proxy Statement, and in the discretion of the Company on any other matter that may properly come before the Meeting or any adjournment or postponement thereof. If you fail to return this Voting Instruction Card, the Company will vote all shares attributable to your account value in proportion to the voting instructions for the Fund actually received from contract participants and contractholders in the separate account.

VOTE VIA THE INTERNET: https://vote.proxy-direct.com
VOTE VIA TELEPHONE: 1-866-235-4258

Note: Please sign exactly as name(s) appear(s) on the records of the Fund. Joint owners should each sign personally. Trustees and other representatives should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation or another entity, the signature should be that of an authorized officer who should state his or her full title.



_________________________________________
Stockholder sign here


_________________________________________
Co-owner sign here

_________________________________________
Date

           ALLIANCEBERNSTEIN VARIABLE PRODUCTS SERIES FUND, INC.

Americas Government Income Portfolio
Balanced Wealth Strategy Portfolio
Global Bond Portfolio
Global Dollar Government Portfolio
Global Technology Portfolio
Global Research Growth Portfolio
Growth Portfolio Growth and Income Portfolio
High Yield Portfolio
International Portfolio
International Value Portfolio
Large Cap Growth Portfolio
Money Market Portfolio
Real Estate Investment Portfolio
Small Cap Growth Portfolio
Small/Mid Cap Value Portfolio
Total Return Portfolio
Utility Income Portfolio
U.S. Government/High Grade Securities Portfolio
U.S. Large Cap Blended Style Portfolio
Value Portfolio
Wealth Appreciation Strategy Portfolio
Worldwide Privatization Portfolio

PLEASE MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example:[_]

[_] To vote FOR all Proposals for the Fund mark this box. No other vote is necessary.


                                           For        Withhold     For All
                                           All          All        Except

1.   To elect Directors                     / /        / /          / /
     of the Fund.

01.  Ruth Block              05.  D. James Guzy
02.  David H. Dievler        06.  William H. Foulk, Jr.
03.  John H. Dobkin          07.  Marc O. Mayer
04.  Michael J. Downey       08.  Marshall C. Turner, Jr.


To withhold authority to vote for any individual, mark the box "FOR ALL EXCEPT" and write the nominee's number on the line provided. __________________________

                                           For        Against       Abstain

2. To approve the amendment and            / /        / /          / /
restatement of the Charter of the Fund
which will repeal in its entirety all
currently existing charter provisions
and substitute in lieu thereof new
provisions set forth in the Form of
Articles of Amendment and Restatement
attached to the Proxy Statement as
Appendix D.

All Portfolios

                                           For        Against       Abstain

3. To approve the amendment,               / /        / /          / /
elimination, or reclassification as
non-fundamental of the fundamental
investment policies regarding:

                                           For        Against      Abstain

    3.A. Diversification.                  / /        / /          / /

All Portfolios except Americas Government Income Portfolio, Global Bond Portfolio, and Global Dollar Government Portfolio

                                           For        Against      Abstain

    3.B. Issuing Senior Securities         / /        / /          / /
         and Borrowing Money.

All Portfolios

                                           For        Against      Abstain

    3.C. Underwriting Securities.          / /        / /          / /

Global Research Growth Portfolio, Global Technology Portfolio, Growth Portfolio, Growth and Income Portfolio, High Yield Portfolio, International Portfolio, Large Cap Growth Portfolio, Money Market Portfolio, Small Cap Growth Portfolio, Total Return Portfolio, U.S. Government/High Grade Securities Portfolio, and U.S. Large Cap Blended Style Portfolio

                                           For        Against      Abstain

    3.D.  Concentration of Investments.    / /        / /          / /

All Portfolios

                                           For        Against      Abstain

    3.E. Real Estate and Companies         / /        / /          / /
         that Deal in Real Estate.

All Portfolios

                                           For        Against      Abstain

    3.F.  Commodities, Commodity           / /        / /          / /
          Contracts and Futures
          Contracts.

All Portfolios except Global Technology Portfolio

                                           For        Against      Abstain

    3.G. Loans.                            / /        / /          / /

All Portfolios

                                           For        Against      Abstain

    3.H.  Joint Securities Trading         / /        / /          / /
          Accounts.

Americas Government Income Portfolio, Global Bond Portfolio, Global Technology Portfolio, High Yield Portfolio, Real Estate Investment Portfolio, Small Cap Growth Portfolio, Utility Income Portfolio, U.S. Government/High Grade Securities Portfolio, and Worldwide Privatization Portfolio

                                           For        Against      Abstain

    3.I. Exercising Control.               / /        / /          / /

All Portfolios except Global Research Growth Portfolio, Growth Portfolio, and U.S. Large Cap Blended Style Portfolio

                                           For        Against      Abstain
    3.J.  Other Investment Companies.      / /        / /          / /

Americas Government Income Portfolio, Global Bond Portfolio, Global Research Growth Portfolio, Global Technology Portfolio, Growth and Income Portfolio, High Yield Portfolio, International Portfolio, Money Market Portfolio, Total Return Portfolio, Utility Income Portfolio, and U.S. Government/High Grade Securities Portfolio

                                           For        Against      Abstain

    3.K.  Oil, Gas and Other              / /        / /          / /
          Types of Minerals or Mineral
          Leases.

Americas Government Income Portfolio, Global Bond Portfolio, Global Dollar Government Portfolio, Global Technology Portfolio, Money Market Portfolio, Real Estate Investment Portfolio, Utility Income Portfolio, and Worldwide Privatization Portfolio

                                           For        Against      Abstain
    3.L.  Purchases of Securities on       / /        / /          / /
          Margin.

All Portfolios except Balanced Wealth Strategy Portfolio, Global Research Growth Portfolio, Growth Portfolio, Growth and Income Portfolio, International Value Portfolio, Large Cap Growth Portfolio, Money Market Portfolio, Small/Mid Cap Value Portfolio, Value Portfolio, and Wealth Appreciation Strategy Portfolio

                                           For        Against      Abstain

    3.M. Short Sales.                      / /        / /          / /

All Portfolios except Balanced Wealth Strategy Portfolio, Global Research Growth Portfolio, Growth Portfolio, Growth and Income Portfolio, International Value Portfolio, Small/Mid Cap Value Portfolio, U.S. Large Cap Blended Style Portfolio, Value Portfolio, and Wealth Appreciation Strategy Portfolio

                                           For        Against      Abstain
    3.N. Pledging, Hypothecating,          / /        / /          / /
         Mortgaging, or Otherwise
         Encumbering Assets.

All Portfolios except Growth Portfolio and Utility Income Portfolio

                                           For        Against      Abstain

    3.O.  Illiquid or Restricted          / /        / /          / /
          Securities.

Global Bond Portfolio, Global Technology Portfolio, Growth and Income Portfolio, High Yield Portfolio, International Portfolio, Large Cap Growth Portfolio, Money Market Portfolio, Total Return Portfolio, and U.S. Government/High Grade Securities Portfolio

                                           For        Against      Abstain

    3.P. Warrants.                         / /        / /          / /

Americas Government Income Portfolio and Global Bond Portfolio

                                           For        Against      Abstain

    3.Q. Unseasoned Companies.             / /        / /          / /

Global Technology Portfolio

                                           For        Against      Abstain

    3.R. Requirement to Invest in          / /        / /          / /
         Specific Investments.

Large Cap Growth Portfolio

                                           For        Against      Abstain

    3.S.  65% Investment Limitation.       / /        / /          / /

U.S. Government/High Grade Securities Portfolio, Utility Income Portfolio, and Worldwide Privatization Portfolio

                                           For        Against      Abstain

    3.T. Securities of Issuers in which    / /        / /          / /
         Officers, Directors, or Partners
         Have an Interest.

Global  Technology  Portfolio,   Growth  and  Income  Portfolio,   International
Portfolio, Large Cap Growth Portfolio, Money Market Portfolio and Total Return Portfolio

                                           For        Against      Abstain

    3.U. Option Transactions.              / /        / /          / /

Amercias Government Income Portfolio, Global Technology Portfolio, Large Cap Growth Portfolio and Money Market Portfolio

                                           For        Against      Abstain

    3.V.  Purchasing Voting or Other       / /        / /          / /
          Securities.

Growth and Income Portfolio, High Yield Portfolio, International Portfolio, Large Cap Growth Portfolio, Money Market Portfolio, Total Return Portfolio, U.S. Government/High Grade Securities Portfolio, and Utility Income Portfolio

                                           For        Against      Abstain

    3.W. Repurchase Agreements.            / /        / /          / /

Growth and Income Portfolio, High Yield Portfolio, International Portfolio, Large Cap Growth Portfolio, Money Market Portfolio, Total Return Portfolio, and U.S. Government/High Grade Securities Portfolio

                                           For        Against      Abstain

    3.X. Securities with Maturities        / /        / /          / /
         of Greater Than One Year.

Money Market Portfolio

                                           For        Against      Abstain

    3.Y. Acquisitions of Certain           / /        / /          / /
         Preferred Stock and Debt
         Securities.

High Yield Portfolio, and U.S. Government/High Grade Securities Portfolio

                                           For        Against      Abstain

    3.Z. Investments in Government         / /        / /          / /
         Securities Consistent with
         Internal Revenue Code
         Requirements.

U.S. Government/High Grade Securities Portfolio

                                           For        Against      Abstain

    4.A. Approval of the Reclassification  / /        / /          / /
         of a Portfolio's Fundamental
         Investment Objective as
         Non-fundamental.

Americas Government Income Portfolio, Balanced Wealth Strategy Portfolio, Global Bond Portfolio, Global Dollar Government Portfolio, Global Technology Portfolio, Global Research Growth Portfolio, High Yield Portfolio, International Value Portfolio, Money Market Portfolio, Small/Mid Cap Value Portfolio, U.S. Government/High Grade Securities Portfolio, U.S. Large Cap Blended Style Portfolio, Value Portfolio and Wealth Appreciation Strategy Portfolio

    4.B.  The Reclassification of
          Revised Investment Objective
          as Non-fundamental and Changes to
          Specific Portfolio's Investment
          Objectives.

                                          For           Against         Abstain

1. Growth Portfolio                       / /             / /             / /

2. Growth and Income Portfolio            / /             / /             / /

3. International Portfolio                / /             / /             / /

4. Large Cap Growth Portfolio             / /             / /             / /

5. Real Estate Investment Portfolio       / /             / /             / /

6. Small Cap Growth Portfolio             / /             / /             / /

7. Total Return Portfolio                 / /             / /             / /

8. Utility Income Portfolio               / /             / /             / /

9. Worldwide Privatization Portfolio      / /             / /             / /

5. To vote and otherwise represent the undersigned on any other matter that may properly come before the Meeting or any adjournment or postponement thereof in the discretion of the proxyholder(s).

UNLESS VOTING BY TELEPHONE OR INTERNET, PLEASE SIGN, DATE AND MAIL THIS VOTING INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE. NO POSTAGE REQUIRED.

00250.0451 #592027a